Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-3 filed by Chicken Soup for the Soul Entertainment, Inc. of our report dated March 29, 2018 relating to the December 31, 2017 consolidated financial statements of Chicken Soup for the Soul Entertainment, Inc. and Subsidiaries appearing in this Registration Statement, and to the reference to us under the heading “Experts” in the Registration Statement.

/s/ Rosenfield and Company, PLLC

New York, New York

September 27, 2018